As filed with the Securities and Exchange Commission on April 30, 2012
Registration No.  333-119818

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Amacore Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	59-3206480
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Maitland Promenade 1 485 North Keller Road, Suite 450 Maitland, FL	32751
(Address of Principal Executive Offices)	(Zip Code)

2004 Consulting Compensation Plan
(Full title of the plan)

Jay Shafer
Chief Executive Officer
Maitland Promenade 1
485 North Keller Road, Suite 450
Maitland, FL 32751
(Name and address of agent for service)

(407) 805-8900
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

The Amacore Group, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to deregister unissued shares of the Registrant’s Class A common stock,  par value $0.001 per share (the “Common Stock”), registered for issuance under the Registrant’s 2004 Consulting Compensation Plan (the “Plan”) pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 19, 2004 (Registration No. 333-19818) (the “Registration Statement”). Pursuant to the Registration Statement, a total of 1,670,000 shares of Common Stock were originally registered for issuance under the Plan.

Pursuant to an undertaking made by the Registrant in the Registration Statement, the Registrant hereby removes from registration the shares of Common Stock that had not been issued under the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maitland, state of Florida on this 30th day of April, 2012.

THE AMACORE GROUP, INC.

/s/ Jay Shafer
Jay Shafer
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jay Shafer	Chairman of the Board, President and Chief Executive Officer	April 30, 2012
Jay Shafer	(principal executive officer)

/s/ Jason D. Post	Chief Financial Officer	April 30, 2012
Jason D. Post	(principal financial officer and principal accounting officer)

/s/ Shadron Stastney	Director	April 30, 2012
Shadron Stastney

/s/ Keith Hughes	Director	April 30, 2012
Keith Hughes

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